1 4Q25 Earnings Call Presentation1 John McCallion Chief Financial Officer and Head of MetLife Investment Management 1 These slides highlight information in MetLife, Inc.'s earnings release, quarterly financial supplement and other prior public disclosures. Exhibit 99.4 1 These slides highlight information in MetLife, Inc.'s earnings release, quarterly financial supplement and other prior public disclosures.

22 Page No. Key 2025 highlights 3 Adjusted earnings by segment and Corporate & Other (C&O) 4 Variable investment income (VII) 5 Direct expense ratio 7 Cash & capital 8 Outlook 9 Appendix 18 Table of contents

33 Delivering on our financial commitments 10%1 16.0%1 81%3 Adjusted EPS growth (Achieved double-digit EPS target) Adjusted ROE2 (In-line with 15-17% target) FCF Ratio4 (Exceeded 65-75% target) Key 2025 highlights 4Q25 FY25 (post-tax) $ in millions $ per share6 $ in millions $ per share6 Net Income (Loss) $778 $1.17 $3,173 $4.71 Adjusted Earnings $1,648 $2.49 $5,943 $8.83 Less: Total Notable Items (61) (0.09) (43) (0.06) Adjusted Earnings ex. Total Notable Items $1,709 $2.58 $5,986 $8.89 1 Excluding total notable items. 2 Adjusted return on equity. 3 Free cash flow 2-year average ratio excluding total notable items. 4 Represents free cash flow of all holding companies. 5 Excluding total notable items related to direct expenses and pension risk transfers (PRT). 6 The per share data for each item is calculated on a standalone basis and may not sum to the total. 11.7% Direct Expense Ratio5 (Beat 12.1% target)

4 Adjusted earnings, ex. total notable items, by segment and C&O ($ in millions - except per share data) 4Q25 4Q24 % Change % Change (Constant Rate) Key Drivers1 Favorable Unfavorable Group Benefits $ 465 $ 416 12% Underwriting Margins Retirement & Income Solutions 454 386 18% Investment Margins Asia 444 443 —% 1% Volume Growth; Expense Margins Underwriting Margins Latin America 227 201 13% 4% Volume Growth EMEA 97 59 64% 64% Volume Growth; Underwriting Margins MetLife Investment Management 60 16 275% Operating Margins Corporate & Other (38) (72) Investment Margins; Expense Margins Underwriting Margins Adjusted Earnings ex. Total Notable Items $ 1,709 $ 1,449 18% 17% Adjusted EPS ex. Total Notable Items 2.58 2.08 24% 23% 1 To be discussed on MetLife, Inc.’s fourth quarter and full year 2025 earnings conference call.

5 4Q25 VII above guidance1 due to higher private equity returns ($ in millions - pre-tax) Private Equity Other2 1 Quarterly target VII of $425 million, based on full year 2025 guidance of ~ $1.7 billion (pre-tax). 2 Other includes Real Estate and Other Funds and Prepayment Fees. $0

66 VII by segment and C&O Variable investment income 1Q25 2Q25 3Q25 4Q25 FY25 Assets2 December 31, 2025 % of Total Assets3 ($ in millions - post-tax1) ($ in billions) Group Benefits $3 $3 $5 $13 $24 $0.2 1% RIS 99 60 146 135 440 5.5 29% Asia 94 64 139 145 442 8.4 44% Latin America 3 7 2 6 18 0.3 2% EMEA — — — 1 1 — —% MIM — — — — — — —% Corporate & Other 59 20 90 93 262 4.5 24% Total $258 $154 $382 $393 $1,187 $18.9 100% 1 Assumes a 21% U.S. statutory tax rate. 2 Related to VII. 3 Each item is calculated on a standalone basis and may not sum to the total.

71 Direct expense ratio, excluding total notable items related to direct expenses and PRT. 12.1% 2025 Target Direct expense ratio1 of 11.7% beats 12.1% 2025 target

Cash & Capital

MetLife remains strongly capitalized, maintaining robust liquidity

Holding Company Cash¹



($ in billions)
$5.1
$4.5
$5.2
$4.9
$3.6
4Q24
1Q25
2Q25
3Q25
4Q25
$3.0 to $4.0 Cash Buffer

Capital

- Total cash return to shareholders of ~$800 million in 4Q25
  - Share repurchases of ~$430 million in 4Q25, FY25 of ~$2.9 billion; ~$200 million in January 2026
  - Common stock dividends of ~$370 million in 4Q25
- Average 2024-2025 free cash flow ratio[2] of 81%
- 2025 Combined NAIC[3] Risk-Based Capital (RBC) ratio[4] above 360% target
- Expected total U.S. Statutory Adjusted Capital[5] on an NAIC basis of ~$17.2 billion at 12/31/25, up 1% from ~$17.1 billion at 9/30/25
- Expected Japan Solvency Margin ratio of ~770% at 12/31/25
- Estimated Economic Solvency Ratio of 170% to 190% for the fiscal year ending March 2026

[1] Includes cash and liquid assets at MetLife, Inc. and other holding companies at quarter-end. [2] Excludes total notable items. [3] National Association of Insurance Commissioners. [4] Based on estimate and includes MetLife, Inc's principal U.S. insurance subsidiaries, excluding American Life Insurance Company. MetLife calculates RBC annually as of December 31 and accordingly, the calculation does not include conditions and factors occurring after the year end. [5] Includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company for both periods.

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Outlook

Overview

Macro Assumptions

- U.S. Dollar relatively stable 2026 vs 2025
- Long-term interest rates moderately rise with yield curve steepening
- S&P 500 annual return of 5%

Near-Term[1] Targets and Corporate Guidance

Near-term[1] annual targets:

- Double-digit adjusted EPS growth
- Adjusted return on equity[2] of 15-17%
- Free cash flow ratio of 65-75% of adjusted earnings[3]

Corporate guidance for 2026:

- Direct expense ratio target of 12.1%[4]
- Variable investment income of ~$1.6 billion[5]
- Corporate & Other adjusted loss of $500-$700 million[6]
- Effective tax rate to be between 24-26%
- 2026 share repurchases expected to be in line with 2025

Key Sensitivities

Adjusted Earnings Impact from Rates

$ in millions	2026	2027	2028
50 bps declining interest rate scenario[7]	$(38)	$(97)	$(138)
50 bps rising interest rate scenario[7]	$44	$108	$146
10 bps increase in SOFR[8]	$4	$2	$—
10 bps decrease in SOFR[8]	$(3)	$(2)	$(1)

[1] One to three years. [2] Excluding total notable items. [3] 2-year average excluding total notable items. [4] Excluding total notable items related to direct expenses and PRT. [5] Pre-tax. [6] Post-tax. Includes MetLife Holdings. [7] See pages 20 and 21 in the Appendix for more information. [8] Increase/decrease of 10 basis points from base for interest rates shorter than 1 year; no change in longer-term interest rates.

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11 VII average asset balances and key drivers ($ in billions) Private Equity Real Estate and Other Funds Average Asset Balance • Near-term annual return assumptions: – Private equity: 9% – Real estate and other funds: 7% • VII includes prepayment fees on fixed maturity securities and mortgage loans $18.9 $18.3$18.7 $14.0 $4.3 $14.4 $4.3 $14.3 $4.6 Key Drivers

Group Benefits

Near-term Guidance

- Adjusted premiums, fees and other revenues (PFOs) expected to grow 4-7%
- Group Life mortality ratio of 83.1% in 2025; target of 83-88%[1]
- Group Non-Medical Health interest adjusted benefit ratio of 73.4% in 2025; target of 70-75%[1]
- Adjusted earnings excluding total notable items expected to grow 7-9% in 2026

Key Sensitivities

- 1% change in Group Life mortality ratio translates to ~$75 million in adjusted earnings[2]
- 1% change in Group Non-Medical Health interest adjusted benefit ratio translates to ~$95 million of adjusted earnings[2]

[1] Full year ratios reflect simple quarterly average. [2] Annual Impact.

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RIS

Near-term Guidance

- Shifting focus to average retained liability exposures[1] expected to grow 3-5%
- Adjusted earnings expected to be $1.6B-$1.8B in 2026
- General account investment spread[2] of 115 bps in 2025; expected to be 100-120 bps in 2026

Key Sensitivities

$ in millions	Change	Impact on Adjusted Earnings[3]
SOFR[4, 5]	+10 bps	-$2
	-10 bps	+$2
U.S. Treasury[6]	+10 bps	+$3
	-10 bps	-$3

- $1 billion of PRT premium translates to $8-10 million of annual adjusted earnings[3]

[1] Includes future policy benefits, policyholder account liabilities,and separate account liabilities, as well as notional amounts not recorded on MetLife's balance sheet. [2] Average annualized general account spread. [3] Annual impact. [4] SOFR is used as a proxy for all short-term funding rates 3 months or less; change from base rates, no change in other interest rates. [5] This sensitivity holds for a rate change of +/- 50 basis points. [6] Parallel shift in base scenario U.S. Treasury rates from 1 to 30 years. No change in other interest rates.

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1414 Asia • Sales growth of mid-to-high single digits • General account assets under management2 to grow mid single-digits • Adjusted earnings excluding total notable items to grow mid single-digits3 Near-term Guidance1 Key Sensitivities . Annual Impact on $ in millions Change Adjusted Earnings Parallel shift in yield curve: Japan – UST4 +/- 10 bps $2-3 Japan – JPY4 +/- 10 bps $0-1 1 Sales and AUM growth rates on a constant currency basis; adjusted earnings growth rates on a reported basis, unless otherwise noted. 2 Excludes fair value adjustments and operating joint ventures. 3 On both a constant currency and reported basis. 4 Higher yields increase adjusted earnings. • ESR expected to remain within the 170-190% target range assuming +/- 100 bps in both the 10-year U.S. Treasury and 30-year JGB rates.

Latin America

Near-term Guidance[1]

- Adjusted PFOs expected to grow high single digits[2]
- Adjusted earnings excluding total notable items to grow 6-8% in 2026 and high-single digits thereafter
- Mexico value-added tax expected to reduce adjusted earnings by ~$50 million in 2026, mostly in the first half of the year

Key Sensitivities

$ in millions	Change	Annual Impact on Adjusted Earnings
Mexican peso to U.S. dollar	+/- 1%	$6
Chilean peso to U.S. dollar	+/- 1%	$3
Annual return on the ProVida encaje[3]	+/- 1%	$3

MetLife

[1] Adjusted earnings and PFOs growth rates on a reported basis, unless otherwise noted. [2] On both a constant currency and reported basis. [3] The ProVida encaje is capital required by Superintendencia de Pensiones. The encaje is invested in the same manner as the total pension fund, and the investment income is included in adjusted earnings.

15

1616 EMEA • Adjusted PFOs expected to grow high single digits • Adjusted earnings run rate of $90M-$100M per quarter in 2026 • Adjusted earnings expected to grow mid-to-high single digits in 2027 and 2028 Near-term Guidance1 Key Sensitivities Annual Impact on $ in millions Change Adjusted Earnings Euro to U.S. Dollar +/- 1% $1.6 British Pound to U.S. Dollar +/- 1% $0.6 Turkish Lira to U.S. Dollar +/- 1% $0.7 1 Adjusted earnings and PFOs growth rates on a reported basis, unless otherwise noted.

1717 MIM • Revenues expected to grow ~30% in 2026 and mid-single digits thereafter • Adjusted earnings expected to be between $240 million-$280 million in 2026 • Adjusted earnings expected to grow 15-20% in 2027 and 2028 • Projected operating margin1 of ~32% in 2028 Near-term Guidance Key Sensitivities • Expect 1Q26 adjusted earnings to be ~$50 million due to higher seasonal expenses 1 Calculated as adjusted earnings before provision for income tax as a percentage of net investment income plus other revenues.

Appendix

19 1At December 31, 2025. All references to commercial mortgage loans in this earnings presentation are to net commercial mortgage loans, consisting of commercial mortgage loans, excluding commercial mortgage loans originated for third parties and related allowance for credit loss. High quality commercial mortgage loans (CML) portfolio1 • Concentrated in high-quality assets and in larger, primary markets • 68% average Loan-to-Value (LTV) Ratio and 2.1x average Debt Service Coverage Ratio (DSCR) • 77% of CML portfolio with LTVs less than or equal to 80% • 93% of CML portfolio with DSCRs greater than or equal to 1x • 80% average office LTV ratio and 1.9x average DSCR LTV and DSCR Matrix $42.4 Billion DSCR LTV >1.2x 1.0-1.2x <1.0x Total <65% 53.7% 0.7% 1.6% 56.0% 65-75% 12.2% 1.8% 1.5% 15.5% 76-80% 4.8% 0.2% 0.4% 5.4% >80% 13.3% 5.8% 4.0% 23.1% Total 84.0% 8.5% 7.5% 100.0%

201 Base rates based on forward curve as of December 31, 2025. Interest Rates: Base vs. Declining Rate Scenario 12/31/2025 12/31/2026 12/31/2027 12/31/2028 Base Declining Rate Base Declining Rate Base Declining Rate Base Declining Rate SOFR1 3.87% 3.87% 3.11% 2.61% 3.19% 2.69% 3.31% 2.81% 10-Year U.S. Treasury1 4.17% 4.17% 4.40% 3.90% 4.63% 4.13% 4.84% 4.34% 30-Year U.S. Treasury1 4.85% 4.85% 4.93% 4.43% 5.03% 4.53% 5.12% 4.62%

21 Interest Rates: Base vs. Rising Rate Scenario 12/31/2025 12/31/2026 12/31/2027 12/31/2028 Base Rising Rate Base Rising Rate Base Rising Rate Base Rising Rate SOFR1 3.87% 3.87% 3.11% 3.61% 3.19% 3.69% 3.31% 3.81% 10-Year U.S. Treasury1 4.17% 4.17% 4.40% 4.90% 4.63% 5.13% 4.84% 5.34% 30-Year U.S. Treasury1 4.85% 4.85% 4.93% 5.43% 5.03% 5.33% 5.12% 5.62% 1 Base rates based on forward curve as of December 31, 2025.

22 Cautionary Statement on Forward-Looking Statements The forward-looking statements in this presentation, using words such as “anticipate,” “are confident,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms, are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife’s future results could differ, and it does not undertake any obligation to publicly correct or update any of these statements.

Explanatory Note on Non-GAAP and Other Financial Information

Any references in this presentation (except in this Explanatory Note on Non-GAAP Financial Information and Reconciliations) to:		Should be read as, respectively:	
(i)	net income (loss)	(i)	net income (loss) available to MetLife, Inc.'s common shareholders
(ii)	net income (loss) per share	(ii)	net income (loss) available to MetLife, Inc.'s common shareholders per diluted common share
(iii)	adjusted earnings	(iii)	adjusted earnings available to common shareholders
(iv)	adjusted earnings per share	(iv)	adjusted earnings available to common shareholders per diluted common share
(v)	book value per share	(v)	book value per common share
(vi)	adjusted book value per share	(vi)	adjusted book value per common share
(vii)	return on equity	(vii)	return on MetLife, Inc.'s common stockholders' equity
(viii)	adjusted return on equity	(viii)	adjusted return on MetLife, Inc.'s common stockholders' equity

In this presentation, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance our investors' understanding of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:	
(i)	adjusted premiums, fees and other revenues	(i)	premiums, fees and other revenues
(ii)	adjusted premiums, fees and other revenues, excluding PRT	(ii)	premiums, fees and other revenues
(iii)	adjusted capitalization of deferred policy acquisition costs (DAC)	(iii)	capitalization of DAC
(iv)	adjusted earnings available to common shareholders	(iv)	net income (loss) available to MetLife, Inc.'s common shareholders
(v)	adjusted earnings available to common shareholders, excluding total notable items	(v)	net income (loss) available to MetLife, Inc.'s common shareholders
(vi)	adjusted earnings available to common shareholders per diluted common share	(vi)	net income (loss) available to MetLife, Inc.'s common shareholders per diluted common share
(vii)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share	(vii)	net income (loss) available to MetLife, Inc.'s common shareholders per diluted common share
(viii)	adjusted return on equity	(viii)	return on equity
(ix)	adjusted return on equity, excluding total notable items	(ix)	return on equity
(x)	adjusted other expenses	(x)	other expenses
(xi)	adjusted other expenses, net of adjusted capitalization of DAC	(xi)	other expenses, net of capitalization of DAC
(xii)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	(xii)	other expenses, net of capitalization of DAC
(xiii)	adjusted expense ratio	(xiii)	expense ratio
(xiv)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	(xiv)	expense ratio
(xv)	direct expenses	(xv)	other expenses
(xvi)	direct expenses, excluding total notable items related to direct expenses	(xvi)	other expenses
(xvii)	direct expense ratio	(xvii)	expense ratio
(xviii)	direct expense ratio, excluding total notable items related to direct expenses and PRT	(xviii)	expense ratio
(xix)	future policy benefits at original discount rate	(xix)	future policy benefits at balance sheet discount rate
(xx)	free cash flows of all holding companies	(xx)	MetLife, Inc. (parent company) net cash provided by (used in) operating activities

MetLife

23

24 MetLife’s definitions of non-GAAP and other financial measures discussed in this presentation may differ from those used by other companies: Adjusted earnings and related measures • adjusted earnings; • adjusted earnings available to common shareholders; • adjusted earnings available to common shareholders, on a constant currency basis; • adjusted earnings available to common shareholders, excluding total notable items; • adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis; • adjusted earnings available to common shareholders per diluted common share; • adjusted earnings available to common shareholders, on a constant currency basis per diluted common share; • adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and • adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share. Adjusted earnings is used by MetLife’s chief operating decision maker, its chief executive officer, to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings is MetLife’s GAAP measure of segment performance. Adjusted earnings and related measures based on adjusted earnings are also the measures by which senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and related measures based on adjusted earnings allow analysis of MetLife’s performance relative to its business plan and facilitate comparisons to industry results. Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends. Adjusted earnings, along with the related adjusted revenues, adjusted expenses and adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of (i) market volatility which could distort trends, (ii) asymmetrical and non-economic accounting, (iii) revenues and costs related to divested businesses, and (iv) other adjustments. Also, adjusted earnings and related measures exclude results of discontinued operations under GAAP. Market volatility can have a significant impact on MetLife’s financial results. Adjusted earnings excludes net investment gains (losses), net derivative gains (losses), market risk benefit remeasurement gains (losses) and goodwill impairments. Further, net investment income is adjusted to exclude similar items relating to joint ventures accounted for under the equity method (“Joint venture adjustments”), and policyholder benefits and claims exclude (i) changes in the discount rate on certain annuitization guarantees accounted for as additional liabilities and (ii) market value adjustments. Explanatory Note on Non-GAAP and Other Financial Information (Continued) Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are not accessible on a forward-looking basis because we believe it is not possible without unreasonable effort to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income. Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and applied to the comparable prior period (“constant currency basis”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this presentation and in this period’s earnings news release, which is available at MetLife’s Investor Relations webpage (https://investor.metlife.com).

25 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Asymmetrical and non-economic accounting adjustments are made in calculating adjusted earnings: • Universal life and investment-type product policy fees exclude asymmetrical accounting associated with in-force reinsurance. • Net investment income includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (“Investment hedge adjustments”). • Other revenues include settlements of foreign currency earnings hedges and exclude asymmetrical accounting associated with in-force reinsurance. • Policyholder benefits and claims excludes (i) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments, (ii) asymmetrical accounting associated with in-force reinsurance, and (iii) non-economic losses incurred at contract inception for certain single premium annuity business. These losses are amortized into adjusted earnings within policyholder benefits and claims over the estimated lives of the contracts. • Policyholder liability remeasurement gains (losses) excludes asymmetrical accounting associated with in-force reinsurance. • Interest credited to policyholder account balances excludes amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments and asymmetrical accounting associated with in-force reinsurance. “Divested businesses” are those that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP. Other adjustments are made in calculating adjusted earnings: • Beginning in the fourth quarter of 2025, net investment income excludes depreciation of wholly-owned real estate and real estate joint ventures. • Net investment income and interest credited to policyholder account balances exclude certain amounts related to contractholder-directed equity securities (“Unit-linked contract income” and “Unit-linked contract costs”). • Net investment income and other expenses exclude Reinsurance activity (as defined below). • Net investment income and interest expense on debt exclude amounts related to collateralized financing entities that are consolidated variable interest entities. • Other revenues include fee revenue on synthetic guaranteed interest contracts (“GICs”) accounted for as freestanding derivatives. • Other expenses exclude (i) amortization and impairment of asset management intangible assets, (ii) implementation of new insurance regulatory requirements and other costs, and (iii) acquisition, integration and other related costs. Other expenses include (i) deductions for net income attributable to noncontrolling interests and redeemable noncontrolling interests, and (ii) benefits accrued on synthetic GICs accounted for as freestanding derivatives. • “Reinsurance activity” relates to amounts subject to ceded reinsurance arrangements with third parties and joint ventures, including (i) the related investment returns and expenses which are passed through to the reinsurers and (ii) the corresponding invested assets and cash and cash equivalents. Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms. In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders. Investment portfolio gains (losses) and derivative gains (losses) These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).

26 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Return on equity and related measures • Total MetLife, Inc.’s adjusted common stockholders’ equity: total MetLife, Inc.’s common stockholders’ equity, excluding unrealized investment gains (losses), net of related offsets, deferred gains (losses) on derivatives, future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and defined benefit plans adjustment components of accumulated other comprehensive income (loss) (“AOCI”) and the estimated fair value of certain ceded reinsurance-related embedded derivatives, all net of income tax. • Total MetLife, Inc.’s adjusted common stockholders’ equity, excluding total notable items: total MetLife, Inc.’s common stockholders’ equity, excluding unrealized investment gains (losses), net of related offsets, deferred gains (losses) on derivatives, future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and defined benefit plans adjustment components of AOCI, the estimated fair value of certain ceded reinsurance-related embedded derivatives and total notable items, all net of income tax. • Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity. • Adjusted return on MetLife, Inc.’s common stockholders’ equity: adjusted earnings available to common shareholders divided by MetLife, Inc.’s average adjusted common stockholders’ equity. • Adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding total notable items: adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.’s average adjusted common stockholders’ equity, excluding total notable items. The above measures represent a level of equity that excludes most components of AOCI, such as unrealized investment gains (losses), net of related offsets, and future policy benefits discount rate remeasurement gains (losses), as well as the impact of certain ceded reinsurance-related embedded derivatives, as these amounts are primarily driven by market volatility. Expense ratio, direct expense ratio, adjusted expense ratio and related measures • Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues. • Direct expense ratio: direct expenses divided by adjusted premiums, fees and other revenues. Direct expenses are comprised of employee-related costs, third-party staffing costs, and general and administrative expenses. • Direct expense ratio, excluding total notable items related to direct expenses and PRT: direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT. • Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues. • Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT. Assets Under Management (“AUM”) • Total Assets Under Management (“Total AUM”) is comprised of MIM GA AUM plus Institutional Client AUM (each, as defined below). • MIM General Account AUM (“MIM GA AUM”) is used by MetLife to describe the portion of GA AUM (as defined below) that MetLife Investment Management, LLC and certain of its affiliates (“MIM”) manages or advises. • General Account AUM (“GA AUM”) is used by MetLife to describe assets in its general account (“GA”) investment portfolio. GA AUM is stated at estimated fair value and is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, and excludes policy loans, certain contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to ceded reinsurance arrangements with third parties and joint ventures, and certain other invested assets. Mortgage loans and real estate and real estate joint ventures included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate and real estate joint ventures and include them as commercial mortgage loans. • Institutional Client AUM is comprised of SA AUM plus Reinsurance AUM plus TP AUM (each, as defined below). MIM manages or advises Institutional Client AUM in accordance with client guidelines contained in each investment advisory agreement. ◦ Separate Account AUM (“SA AUM”) is comprised of separate account investment portfolios, which are managed or advised by MIM and included in MetLife, Inc.’s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets. ◦ Reinsurance AUM is comprised of GA assets subject to ceded reinsurance arrangements with third parties and joint ventures, which are managed or advised by MIM and are generally included in MetLife, Inc.’s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets. ◦ Third-Party AUM (“TP AUM”) is comprised of non-proprietary assets managed or advised by MIM on behalf of unaffiliated/third-party clients, which are stated at estimated fair value, as well as accrued investment income on such assets. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are generally not included in MetLife, Inc.’s consolidated financial statements.

27 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Assets Under Management (Continued) • Asia General Account AUM (“Asia GA AUM”) is used by MetLife to describe assets in its Asia GA investment portfolio. Asia GA AUM is stated at estimated fair value and is comprised of Asia GA total investments, the portion of the Asia GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, and excludes policy loans, certain contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to ceded reinsurance arrangements with third parties and joint ventures, and certain other invested assets. Mortgage loans and real estate and real estate joint ventures included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM. Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss. Other items The following additional information is relevant to an understanding of MetLife’s performance: • Statistical sales information: • Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products. • Retirement and Income Solutions: calculated using 10% of single premium contracts, on and off-balance sheet deposits, and the contract value for new U.K. longevity reinsurance contracts, and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance. • Asia, Latin America and EMEA: calculated using 10% of single premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity. • Volume growth, where cited, represents the change in certain measures of our segment results, including adjusted earnings, attributable to business growth, applying a model in which certain margins and factors are held constant, the most significant of which are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates. • PRT includes U.K. funded reinsurance. • Institutional net flows reflect Institutional Client AUM total fund additions less withdrawals. • “Third-party mortgage loan activity” relates to amounts associated with mortgage loans originated and acquired for third parties, including (i) the related investment returns and expenses which are passed through to the third-party lenders and (ii) the corresponding mortgage loan assets. • We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results. • Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife’s results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. • Holding company cash and liquid assets are held by MetLife, Inc. collectively with other MetLife holding companies and include cash and cash equivalents, short-term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with securities lending, repurchase agreements, derivatives, regulatory deposits, the collateral financing arrangement, funding agreements and secured borrowings, as well as amounts held in the closed block. • MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.

Reconciliation of Net Income (Loss) Available to MetLife, Inc.'s Common Shareholders to Adjusted Earnings Available to Common Shareholders

(In millions, except per share data)	4Q25	4Q25 Earnings Per Weighted Average Common Share Diluted[1]	4Q24	4Q24 Earnings Per Weighted Average Common Share Diluted[1]	FY25	FY25 Earnings Per Weighted Average Common Share Diluted[1]	FY24	FY24 Earnings Per Weighted Average Common Share Diluted[1]
Net Income (loss) available to MetLife, Inc.'s common shareholders	$ 778	$ 1.17	$ 1,239	$ 1.78	$ 3,173	$ 4.71	$ 4,226	$ 5.94
Adjustments from net income (loss) available to MetLife, Inc.'s common shareholders to adjusted earnings available to common shareholders:								
Less: Net investment gains (losses)	(160)	(0.24)	(311)	(0.45)	(1,145)	(1.70)	(1,184)	(1.67)
Less: Net derivative gains (losses)	(646)	(0.98)	(903)	(1.29)	(1,939)	(2.88)	(1,623)	(2.28)
Less: Market risk benefit remeasurement gains (losses)	267	0.40	764	1.09	508	0.75	1,109	1.56
Less: Other adjustments to net income (loss)	(514)	(0.78)	(118)	(0.15)	(789)	(1.17)	(541)	(0.76)
Less: Provision for income tax (expense) benefit	190	0.29	352	0.50	631	0.94	687	0.97
Add: Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	7	0.01	4	0.01	24	0.04	18	0.03
Add: Preferred stock redemption premium	—	—	—	—	12	0.02	—	—
Adjusted earnings available to common shareholders	1,648	2.49	1,459	2.09	5,943	8.83	5,796	8.15
Less: Total notable items	(61)	(0.09)	10	0.01	(43)	(0.06)	26	0.04
Adjusted earnings available to common shareholders, excluding total notable items	$ 1,709	$ 2.58	$ 1,449	$ 2.08	$ 5,986	$ 8.89	$ 5,770	$ 8.11
Adjusted earnings available to common shareholders, on a constant currency basis	$ 1,648	$ 2.49	$ 1,473	$ 2.11	$ 5,943	$ 8.83	$ 5,742	$ 8.07
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$ 1,709	$ 2.58	$ 1,463	$ 2.10	$ 5,986	$ 8.89	$ 5,716	$ 8.04
Weighted average common shares outstanding - diluted		662.2		697.9		673.3		711.1

MetLife

[1]Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

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Reconciliation to Adjusted Earnings Available to Common Shareholders, Excluding Total Notable Items

4Q25														
(In millions)	Group Benefits[1]		Retirement & Income Solutions[1]		Asia		Latin America		EMEA		MetLife Investment Management[1]		Corporate & Other[1]	
Adjusted earnings available to common shareholders	$	465	$	454	$	444	$	198	$	97	$	60	$	(70)
Less: Total notable items		—		—		—		(29)		—		—		(32)
Adjusted earnings available to common shareholders, excluding total notable items	$	465	$	454	$	444	$	227	$	97	$	60	$	(38)
Adjusted earnings available to common shareholders, on a constant currency basis					$	444	$	198	$	97				
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis					$	444	$	227	$	97				

4Q24														
(In millions)	Group Benefits[1]		Retirement & Income Solutions[1]		Asia		Latin America		EMEA		MetLife Investment Management[1]		Corporate & Other[1]	
Adjusted earnings available to common shareholders	$	416	$	386	$	443	$	201	$	59	$	16	$	(62)
Less: Total notable items		—		—		—		—		—		—		10
Adjusted earnings available to common shareholders, excluding total notable items	$	416	$	386	$	443	$	201	$	59	$	16	$	(72)
Adjusted earnings available to common shareholders, on a constant currency basis					$	440	$	218	$	59				
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis					$	440	$	218	$	59				

MetLife

[1]*Results on a constant currency basis are not included as constant currency impact is not significant.*

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30 Reconciliation of Premiums, Fees and Other Revenues to Adjusted Premiums, Fees and Other Revenues 4Q24 FY24 4Q25 FY25 (In millions) Premiums, fees and other revenues $ 14,475 $ 52,520 $ 18,696 $ 57,609 Less: Adjustments to premiums, fees and other revenues: Asymmetrical and non-economic accounting 34 158 100 256 Other (11) (48) (17) (63) Divested businesses 15 31 (1) 8 Adjusted premiums, fees and other revenues $ 14,437 $ 52,379 $ 18,614 $ 57,408

31 Expense Detail and Ratios 4Q25 FY25 (In millions, except ratio data) Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC Capitalization of DAC $ (882) $ (3,219) Less: Divested businesses — — Adjusted capitalization of DAC $ (882) $ (3,219) Reconciliation of Other Expenses to Adjusted Other Expenses Other expenses $ 3,756 $ 13,904 Less Adjustments to other expenses: Reinsurance activity 166 388 Other 15 57 Divested businesses 12 36 Adjusted other expenses $ 3,563 $ 13,423 Other Detail and Ratios Other expenses, net of capitalization of DAC $ 2,874 $ 10,685 Premiums, fees and other revenues $ 18,696 $ 57,609 Expense ratio 15.4% 18.5 % Direct expenses $ 1,528 $ 5,875 Less: Total notable items related to direct expenses 40 40 Direct expenses, excluding total notable items related to direct expenses $ 1,488 $ 5,835 Adjusted other expenses $ 3,563 $ 13,423 Adjusted capitalization of DAC (882) (3,219) Adjusted other expenses, net of adjusted capitalization of DAC $ 2,681 $ 10,204 Less: Total notable items related to adjusted other expenses 81 183 Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses $ 2,600 $ 10,021 Adjusted premiums, fees and other revenues $ 18,614 $ 57,408 Less: PRT 5,775 7,569 Adjusted premiums, fees and other revenues, excluding PRT $ 12,839 $ 49,839 Direct expense ratio 8.2% 10.2 % Direct expense ratio, excluding total notable items related to direct expenses and PRT 11.6% 11.7 % Adjusted expense ratio 14.4% 17.8 % Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT 20.3% 20.1%

32 Expense Detail and Ratios 4Q24 FY24 (In millions, except ratio data) Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC Capitalization of DAC $ (719) $ (2,833) Less: Divested businesses — — Adjusted capitalization of DAC $ (719) $ (2,833) Reconciliation of Other Expenses to Adjusted Other Expenses Other expenses $ 3,300 $ 12,792 Less Adjustments to other expenses: Reinsurance activity 30 30 Other 25 49 Divested businesses 13 38 Adjusted other expenses $ 3,232 $ 12,675 Other Detail and Ratios Other expenses, net of capitalization of DAC $ 2,581 $ 9,959 Premiums, fees and other revenues $ 14,475 $ 52,520 Expense ratio 17.8% 19.0 % Direct expenses $ 1,396 $ 5,611 Less: Total notable items related to direct expenses (152) (152) Direct expenses, excluding total notable items related to direct expenses $ 1,548 $ 5,763 Adjusted other expenses $ 3,232 $ 12,675 Adjusted capitalization of DAC (719) (2,833) Adjusted other expenses, net of adjusted capitalization of DAC $ 2,513 $ 9,842 Less: Total notable items related to adjusted other expenses (85) (85) Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses $ 2,598 $ 9,927 Adjusted premiums, fees and other revenues $ 14,437 $ 52,379 Less: PRT 2,593 4,849 Adjusted premiums, fees and other revenues, excluding PRT $ 11,844 $ 47,530 Direct expense ratio 9.7% 10.7 % Direct expense ratio, excluding total notable items related to direct expenses and PRT 13.1% 12.1 % Adjusted expense ratio 17.4% 18.8 % Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT 21.9% 20.9%

Condensed Reconciliation of Net Cash Provided by Operating Activities of MetLife, Inc. to Free Cash Flow of All Holding Companies

(In billions, except ratios)		FY25		FY24
MetLife, Inc. (parent company only) net cash provided by operating activities	$	2.8	$	4.7
Adjustments from net cash provided by operating activities to free cash flow:				
Add: Incremental debt to be at or below target leverage ratios		0.4		—
Add: Adjustments from net cash provided by operating activities to free cash flow[1]		0.5		(0.1)
MetLife, Inc. (parent company only) free cash flow		3.7		4.6
Other MetLife, Inc. holding companies free cash flow[2]		1.2		—
Free cash flow of all holding companies	$	4.9	$	4.6
Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.'s common shareholders:				
MetLife, Inc. (parent company only) net cash provided by operating activities	$	2.8	$	4.7
Consolidated net income (loss) available to MetLife, Inc.'s common shareholders	$	3.2	$	4.2
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.'s common shareholders[3]		90 %		112 %
Ratio of free cash flow to adjusted earnings available to common shareholders:				
Free cash flow of all holding companies[4]	$	4.9	$	4.6
Consolidated adjusted earnings available to common shareholders[4]	$	5.9	$	5.8
Ratio of free cash flow of all holding companies to consolidated adjusted earnings available to common shareholders[4]		82 %		79 %

[1]Adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments (issuances) of loans to subsidiaries, net; and (iv) investment portfolio and derivative changes and other, net.

[2]Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions to subsidiaries; (iii) repayments (issuances) of loans to subsidiaries, net; (iv) other expenses; (v) dividends and returns of capital to MetLife, Inc. and (vi) investment portfolio and derivative changes and other, net.

[3]Including the free cash flow of other MetLife, Inc. holding companies of $1.2 billion and $0 for the years ended December 31, 2025 and 2024, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 126% and 112%, respectively.

[4]i) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2025, was negatively impacted by notable items, primarily related to tax adjustments of ($0.1) billion, net of income tax, and litigation reserves and settlement costs of ($0.03) billion, net of income tax, offset by actuarial assumption review and other insurance adjustments of $0.09 billion, net of income tax. Excluding these notable items from the denominator of the ratio, the adjusted free cash flow ratio for 2025, would be 82%.

ii) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2024, was positively impacted by notable items, primarily related to tax adjustments of $0.1 billion, net of income tax, and actuarial assumption review and other insurance adjustments of $0.02 billion, net of income tax, offset by litigation reserves and settlement costs of ($0.05) billion, net of income tax. Excluding these notable items from the denominator of the ratio, the adjusted free cash flow ratio for 2024, would be 79%.

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